IDS Federal Income Fund, Inc.
File No. 2-96512/811-4260


                            Exhibit Index

Exhibit 6           Distribution Agreement dated March 20, 1995

Exhibit 8a          Custodian Agreement dated March 20, 1995

Exhibit 9a          Transfer Agency Agreement dated January 1, 1998

Exhibit 9c          Shareholder Service Agreement dated March 20, 1995

Exhibit 9e          Administrative Services Agreement dated March 20, 1995

Exhibit 10          Opinion and consent of counsel

Exhibit 11          Independent Auditors' Consent

Exhibit 15          Plan and Agreement of Distribution dated March 20, 1995

Exhibit 17          Financial Data Schedules

Exhibit 19a         Directors' Power of Attorney dated January 7, 1998

Exhibit 19c         Trustees' Power of Attorney dated January 7, 1998